Exhibit 99.1

BioCardia Announces Election of New Board Director, Marvin Slosman and Completion of Term for Outgoing Director, Dr. Richard Krasno

Sunnyvale, California – December 3, 2025 - BioCardia, Inc. [NASDAQ: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced the election of Mr. Marvin Slosman to its Board of Directors, effective December 2, 2025. Dr. Richard Krasno, who has served on the Board since 2016, has completed his term and departed the Board effective December 2, 2025.

“We are very pleased to welcome Mr. Slosman to our Board,” said Peter Altman, Chief Executive Officer of BioCardia. “With deep expertise in the interventional cardiology sector and a strong track record in advancing breakthrough technologies from concept to commercialization, Mr. Slosman brings an exceptional understanding of regulatory pathways, global market expansion, and clinical value creation. He will be a tremendous asset as we continue to scale our portfolio and deliver innovative solutions for patients and providers.”

Mr. Slosman currently serves as President, Chief Executive Officer, and Director of InspireMD, a NASDAQ listed medical device company focused on vascular and carotid-artery disease management solutions. In addition to experience as Chief Executive Officer, he has held positions as Chief Operating Officer, and senior commercial-leadership roles at major medical and healthcare companies, including Johnson & Johnson, GE Healthcare, and Baxter International Inc., helping drive commercialization and market development efforts. His background includes significant accomplishments in both public and private growth companies with expertise in regulatory pathways and approvals, strategic partnerships, product development, and operational and commercial growth in global technology markets.

CEO Altman also extended the Company’s gratitude to Dr. Richard Krasno for his years of service. “Dr. Krasno has been a dedicated and highly respected member of our Board,” said Mr. Altman. “During his tenure, he was instrumental in guiding the Company through key milestones, including clinical evidence development for the CardiAMP cell therapy for the treatment of ischemic heart failure, the Morph DNA product FDA approval, and expansion into new therapeutic areas of chronic myocardial ischemia acute myocardial infarction and pulmonary disease. We are deeply appreciative of his leadership and commitment to improving patient care.”

Dr. Krasno served on several Board committees, including the Audit Committee and the Compensation Committee, and contributed extensively to strengthening governance, and supporting long-term strategic planning for our development efforts.

The Board and executive leadership team welcome the expertise of Mr. Slosman and express sincere thanks to Dr. Krasno for his significant contributions to the Company’s mission of advancing therapies to treat cardiovascular disease.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms. For more information visit: https://www.BioCardia.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120